                                                                     Ex-99.17(h)

Annual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
MID CAP VALUE FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
SEPTEMBER 30, 2009


RIVERSOURCE MID CAP VALUE FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH LONG-TERM GROWTH OF CAPITAL.


                                                  (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholders,

We have been through an incredibly tumultuous and prolonged "financial winter" that has been referred to by many as the greatest economic crisis since the Great Depression.
SIGNS OF LIFE
Following five consecutive quarters of negative performance, the broad U.S. equity market, which is widely measured by the S&P 500 Index, rebounded in the second quarter of 2009 with its largest quarterly gain in over a decade, and continued through the third quarter. From its low on March 9 through September 30, the S&P 500 Index has risen more than 50%. This resurgence has not been confined just to the U.S. The Morgan Stanley Capital International Europe, Australasia, and Far East (MSCI EAFE) Index, which measures performance of international stocks, also surged 50% over the six months ended September 30.

These economic signs of life, or "green shoots," may be indicative of a much anticipated turnaround in the extended market recession and have re-ignited hopes for a sustainable global economic recovery. Many investors who had long been holding cash on the sidelines -- earning minimal return -- have regained their appetite for long-term investing and re-entered the marketplace in search of higher returns on their investments.

CHALLENGES REMAIN
Markets have reacted in unprecedented ways in recent years, challenging conventional wisdom and reshaping the financial landscape as we once knew it. However, one fundamental truth remains: letting your emotions steer your financial decisions more often than not will derail your investment plans. Short-term decision making in uncertain markets can lead to long-term detraction from investment results. Due to emotional investor behavior such as selling low when one is fearful and buying high when chasing returns, the average investor in a U.S. equity mutual fund earned far less than the broad U.S. equity market.*

Market uncertainty can also be an investment opportunity. While fear and anxiety can derail your long-term investment plan, we urge you to renew


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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

--------------------------------------------------------------------------------

your commitment to your financial goals and talk to your financial professional about opportunities the market decline may have created. At September 30, the S&P 500 Index was still
32% below its 2007 high.

RiverSource Investments offers an expanded line of products and services that can help you stay the course as you seek your financial goals:

> Advanced Alpha(R) strategies offer alternative investment funds that seek to deliver above-average market returns, for those investors with above-average risk tolerance

> Advice-Built(R) solutions are a series of diversified funds that can function as a total portfolio solution or form the core of a large portfolio

> Single-Strategy funds are a wide array of mutual funds of varying objectives, disciplines and styles that enable you to create your own customized and diversified portfolio

We are hopeful that we are on the path to recovery and that the worst is behind us. We must bear in mind, however, that markets are cyclical in nature. Preparation and planning are essential steps as you evaluate your financial goals. Thank you for choosing to invest with RiverSource mutual funds.


/s/ STEPHEN R. LEWIS, JR.    /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.        Patrick T. Bannigan
Chairman of the Boards       President,
                             RiverSource Family of Funds






  For more information
  about any of the funds
  in the RiverSource Family
  of Funds, go online to
  RiverSource.com (for
  RiverSource and
  Threadneedle funds) or
  Seligman.com (for
  Seligman funds); or call
  1(800) 221-2450.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 7 a.m. to
  6 p.m. Central time.






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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL 1(800) 221-2450. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

* Source: Dalbar, "Quantitative Analysis of Investor Behavior -- 2009"

Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) is an unmanaged list of common stocks and is frequently used as a general measure of U.S. market performance.

The Morgan Stanley Capital International (MSCI) EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities.

Investment products, including shares of mutual funds, are not federally or FDIC insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

It's important to know that alternative investments, such as those which comprise the RiverSource Advanced Alpha Strategies, involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above-average tolerance for risk. There is no guarantee that the strategies will be successful.

Diversification does not assure a profit or protect against loss.

RiverSource(R) mutual funds are distributed by RiverSource Fund Distributors, Inc, Member FINRA, and managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.

(C)2009 RiverSource Investments, LLC.


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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    2

Manager Commentary.................    5

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   17

Statement of Assets and
  Liabilities......................   26

Statement of Operations............   28

Statements of Changes in Net
  Assets...........................   30

Financial Highlights...............   32

Notes to Financial Statements......   41

Report of Independent Registered
  Public Accounting Firm...........   56

Federal Income Tax Information.....   58

Board Members and Officers.........   59

Approval of Investment Management
  Services Agreement...............   63

Proxy Voting.......................   66




--------------------------------------------------------------------------------
                         RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Mid Cap Value Fund (the Fund) Class A shares declined 4.97%
  (excluding sales charge) for the 12 months ended Sept. 30, 2009.

> The Fund outperformed the 7.12% decrease of the Russell Midcap(R) Value Index for the same 12-month period.

> The Fund underperformed the 1.48% decline of the Lipper Mid-Cap Value Funds
  Index, representing the Fund's peer group for the same period.

ANNUALIZED TOTAL RETURNS (for period ended Sept. 30, 2009)
--------------------------------------------------------------------------------


                                                               SINCE
                                                             INCEPTION
                                   1 YEAR  3 YEARS  5 YEARS   2/14/02
----------------------------------------------------------------------
RiverSource Mid Cap Value Fund
  Class A (excluding sales
  charge)                          -4.97%   -4.63%   +4.52%    +7.00%
----------------------------------------------------------------------
Russell Midcap Value Index
  (unmanaged)                      -7.12%   -5.65%   +3.53%    +6.35%
----------------------------------------------------------------------
Lipper Mid-Cap Value Funds Index   -1.48%   -3.72%   +3.06%    +5.42%
----------------------------------------------------------------------



(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary, visiting riversource.com/funds or calling 1(800) 221-2450.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in fees and expenses. The Fund's returns reflect the effect of fee waivers/expense reimbursements, if any. Without such waivers/reimbursements, the Fund's returns would be lower. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
2  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT SEPT. 30, 2009
                                                                SINCE
Without sales charge                1 YEAR  3 YEARS  5 YEARS  INCEPTION
Class A (inception 2/14/02)         -4.97%   -4.63%   +4.52%    +7.00%
-----------------------------------------------------------------------
Class B (inception 2/14/02)         -5.88%   -5.41%   +3.72%    +6.17%
-----------------------------------------------------------------------
Class C (inception 2/14/02)         -5.74%   -5.36%   +3.75%    +6.19%
-----------------------------------------------------------------------
Class I (inception 3/4/04)          -4.60%   -4.23%   +4.96%    +4.82%
-----------------------------------------------------------------------
Class R2 (inception 12/11/06)       -5.25%     N/A      N/A     -7.96%
-----------------------------------------------------------------------
Class R3 (inception 12/11/06)       -5.07%     N/A      N/A     -7.75%
-----------------------------------------------------------------------
Class R4 (inception 2/14/02)        -4.91%   -4.50%   +4.68%    +7.19%
-----------------------------------------------------------------------
Class R5 (inception 12/11/06)       -4.65%     N/A      N/A     -7.26%
-----------------------------------------------------------------------
Class W (inception 12/01/06)        -4.96%     N/A      N/A     -7.26%
-----------------------------------------------------------------------

With sales charge
Class A (inception 2/14/02)        -10.44%   -6.49%   +3.29%    +6.17%
-----------------------------------------------------------------------
Class B (inception 2/14/02)        -10.15%   -6.15%   +3.41%    +6.17%
-----------------------------------------------------------------------
Class C (inception 2/14/02)         -6.59%   -5.36%   +3.75%    +6.19%
-----------------------------------------------------------------------



Class A share performance reflects the maximum initial sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second year 4%; third and fourth years 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to qualifying institutional investors only. Class W shares are offered through qualifying discretionary accounts.


--------------------------------------------------------------------------------
                         RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                          LARGE
   X                      MEDIUM   SIZE
                          SMALL



Shading within the style matrix approximates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.






Investment in mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.


--------------------------------------------------------------------------------
4  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------

Dear Shareholders,

RiverSource Mid Cap Value Fund (the Fund) Class A shares declined 4.97% (excluding sales charge) for the 12 months ended Sept. 30, 2009. The Fund outperformed the 7.12% decrease of the Russell Midcap(R) Value Index (Russell Index). The Fund underperformed the 1.48% decline of the Lipper Mid-Cap Value Funds Index, representing the Fund's peer group.

SIGNIFICANT PERFORMANCE FACTORS
The performance of the U.S. equity markets can be divided into two distinct portions during the 12 months ended Sept. 30, 2009 -- one of the largest equity market corrections ever and then one of the biggest equity

SECTOR DIVERSIFICATION(1) (at Sept. 30, 2009; % of portfolio assets)
---------------------------------------------------------------------

STOCKS                                     96.9%
------------------------------------------------
Consumer Discretionary                     10.6%
------------------------------------------------
Consumer Staples                            3.1%
------------------------------------------------
Energy                                      9.0%
------------------------------------------------
Financials                                 19.7%
------------------------------------------------
Health Care                                 6.7%
------------------------------------------------
Industrials                                18.7%
------------------------------------------------
Information Technology                     10.8%
------------------------------------------------
Materials                                   8.6%
------------------------------------------------
Telecommunication Services                  2.9%
------------------------------------------------
Utilities                                   6.8%
------------------------------------------------


EQUITY-LINKED NOTES                         2.3%
------------------------------------------------


BONDS                                       0.3%
------------------------------------------------
Telecommunication                           0.3%
------------------------------------------------


OTHER(2)                                    0.5%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.

    Percentages indicated are based upon total investments (excluding Investments of Cash Collateral Received for Securities on Loan) as of Sept. 30, 2009. The Fund's composition is subject to change.

(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
                         RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  5

MANAGER COMMENTARY (continued) -------------------------------------------------

market recoveries ever. It was the end of one era and the start of a new one. Indeed, it would be an understatement to call this fiscal year a tumultuous time, and it was certainly one during which all equity investors were forced to re-think what was "normal" market behavior.

Through early March 2009, the U.S. equity markets were characterized by negativity and soaring volatility, as the equity markets reacted to a litany of bad economic news. Investor concerns were fostered by rising unemployment and a still-fragile housing market, as well as by continued financial disruptions. Underlying this uncertainty were signs that U.S. economic growth was moving into a recession, as evidenced by waning consumer spending and a dimming export sector, which, until recently, had been a rare bright spot in the U.S. economic picture. Global financial institutions cut back lending as other major financial institutions either went bankrupt, were forced to merge or were taken over by the government. Together, these factors fostered heightened investor risk aversion and fear. The result was that investors sold off all types of equity assets in a flight to the relative safety of U.S. Treasuries.


TOP TEN HOLDINGS (at Sept. 30, 2009; % of portfolio assets)
---------------------------------------------------------------------

Lorillard                                   2.5%
------------------------------------------------
XL Capital Cl A                             2.4%
------------------------------------------------
Mylan                                       1.7%
------------------------------------------------
Coopers Inds Cl A                           1.7%
------------------------------------------------
Everest Re Group                            1.6%
------------------------------------------------
PartnerRe                                   1.6%
------------------------------------------------
Eaton                                       1.4%
------------------------------------------------
Eastman Chemical                            1.4%
------------------------------------------------
Enbridge                                    1.2%
------------------------------------------------
Lubrizol                                    1.2%
------------------------------------------------


Excludes cash & cash equivalents.

For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
6  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

Then, economic news became less bad and "green shoots" even began to appear in March. Investor sentiment improved. The Treasury Department finally revealed details regarding key parts of its financial rescue plans, and investors recognized that the government was not interested in nationalizing companies that could be viable as privately-owned enterprises. Gross Domestic Product
(GDP) declined less than expected in the second quarter of 2009, and U.S. equities rallied strongly. Although the equity markets stalled somewhat in June, the rally resumed with vigor once again in July, such that most of the major equity indices enjoyed gains for five months in a row. U.S. equity markets posted their sixth and seventh consecutive months of positive returns in August and September 2009, although economic data remained mixed. Consumer confidence slipped toward the end of the annual period after improving for several months prior. U.S. home prices improved but remained below their year-ago level. The Labor Department reported that the 4-week moving average of new jobless claims declined in September, but unemployment remained elevated at 9.8%. There was growing evidence that corporate America was tightening its belt, but better-than-anticipated revenues in general were indeed due more to cost-cutting measures and suppressed expectations than to top-line growth. Despite this mixed data and growing concerns about building inflationary pressures, including oil prices jumping more than 58% from the start of 2009, the equity markets' big push since early March primarily reflected a belief among investors that an economic recovery was forming.

Still, the mid-period rally in the equity markets was not enough to recoup prior months' losses, and so virtually all equity asset classes generated steep declines for the 12-month period overall. Cyclical areas within the Russell Index performed worst, including financials, energy and autos and transportation. Somewhat surprisingly, technology performed best. Health care, consumer staples, consumer discretionary and utilities followed, each significantly outpacing the Russell Index for the fiscal year with positive returns.

The Fund's absolute returns were certainly disappointing. While its strong results relative to the Russell Index may be of limited solace, they do serve as testament to our emphasis on both risk management and investment opportunity. The Fund's relative results benefited most from

--------------------------------------------------------------------------------
                         RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


having only a modest exposure to financials, the worst performing sector within the Russell Index during the annual period. Effective industry allocation and stock selection within the financials sector helped as well. More specifically, the Fund had an emphasis on insurance companies, such as XL CAPITAL, AON and PARTNERRE and had notably less exposure than the Russell Index in banks.

Stock selection in materials and producer durables also contributed to the Fund's results. In materials, industrial chemical producer LUBRIZOL and metals producer FREEPORT-MCMORAN COPPER & GOLD were standout performers for the Fund during the annual period. In producer durables, aviation aircraft components manufacturer GOODRICH was a particularly strong performer. The Fund's significant allocation to information technology, the best performing sector in the Russell Index during the annual period, further boosted the Fund's performance.

Conversely, having a sizable exposure to autos and transportation detracted from the Fund's results, as the group underperformed the Russell Index during the annual period. A holding in FORD MOTOR was the single worst performer in the portfolio during the fiscal year. We materially reduced the Fund's position in Ford Motor toward the end of 2008. A significant position in railroad holding company KANSAS CITY SOUTHERN was also a poor performer.

Having only a modest allocation to the stronger performing consumer discretionary sector further hurt the Fund's results. While a sizable position in discount retailer FAMILY DOLLAR STORES contributed positively to the Fund's performance, it was more than offset by positioning in home appliances manufacturer WHIRLPOOL. Stock selection in the utilities sector detracted, with electric power companies PEPCO HOLDINGS and ALLEGHENY ENERGY particular disappointments.

CHANGES TO THE FUND'S PORTFOLIO
We increased the Fund's allocation to the health care sector, adding to positions in scientific research developer LIFE TECHNOLOGIES and medical services provider COVANCE. We also increased the Fund's exposure to materials and utilities.

We correspondingly reduced the Fund's positions in the autos and transportation, consumer discretionary and energy areas. As mentioned,

--------------------------------------------------------------------------------
8  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


we substantially reduced the Fund's position in Ford Motor by the end of 2008. In consumer discretionary, we trimmed the Fund's holdings in Family Dollar Stores, KOHL'S, STANLEY WORKS and ROYAL CARIBBEAN CRUISES. We reduced the Fund's position in BJ SERVICES within the energy sector.

OUR FUTURE STRATEGY
While certainly encouraged by the equity market rally since March 2009, we believe that the equity market will likely trade in a rather range-bound manner for the remainder of the calendar year, with the potential for volatility to spike again depending on the ambitiousness of the U.S. government's agenda and the clarity of economic data. We believe the equity market as a whole was reaching fair value at the end of September. Our view therefore remains positive going forward but somewhat neutralized both by the robustness of the rally and by our belief that the market will need to see more signs of economic recovery and better corporate revenues and earnings before achieving a more sustained upward trend.

Further, the equity market will likely be impacted going forward by the ability, as well as willingness of consumers to spend. The willingness to spend depends in great part on the length of time it takes consumers to achieve the ability to spend. In our view, we may very well see a reversion to a more long-term historical mean, wherein the consumer accounts for perhaps 65% of the U.S. GDP in the coming years, rather than the 70% seen over the last decade or so. Correspondingly, we may see industrial-related sectors take on a heavier load of U.S. GDP than they have in earlier economic recoveries.



  At the end of September, we were biased toward sectors and companies that we believe will be the beneficiaries of global economic growth -- not just U.S. economic growth.






--------------------------------------------------------------------------------
                         RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------

At the end of September, we were biased toward sectors and companies that we believe will be the beneficiaries of global economic growth -- not just U.S. economic growth. Thus we intend to seek companies with substantial overseas revenue that may do well without a consumer-led recovery. For example, given our view of the lack of alternative energy sources as a viable realistic option for several years ahead, we intend to maintain an emphasis on natural gas companies and oil services companies within the energy sector. We currently expect to maintain an emphasis on technology, especially semiconductors, given its appealing long-term dynamics. While capital expenditures may have declined during the annual period, the demand for data on a global basis has not and we therefore anticipate continued strong performance from several of these companies. In our view, an increase in corporate spending may precede an increase in consumer spending. We also favored materials and other industrial-related areas of the market at the end of the fiscal year, given the development of infrastructure anticipated under various governments' stimulus packages. We currently expect to maintain the Fund's more modest exposure to the financials and consumer discretionary sectors. In our view, long-term fundamentals do not support the recent rally in financials, especially banks. The consumer discretionary sector remains under pressure given consumers' more conservative spending.

Overall, we believe that individual stock selection will continue to be key to investment performance. As always, we intend to take positions in individual stocks across all of the sectors when we believe we have identified factors that other investors have either missed or ignored or strongly disagree with, and that have the potential to move the share values higher. Of course, we intend to continue carefully monitoring economic data and shifts in market conditions as we seek stock-specific opportunities to add value for our shareholders. We will continue to emphasize stocks that we believe have attractive valuations, with a focus on mid-sized company stocks.



--------------------------------------------------------------------------------
10  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


(PHOTO - WARREN SPITZ)                                                (PHOTO - LATON SPAHR)

Warren Spitz                                                          Laton Spahr, CFA(R)
Senior Portfolio Manager                                              Portfolio Manager

(PHOTO - STEVE SCHROLL)                                               (PHOTO - PAUL STOCKING)

Steve Schroll                                                         Paul Stocking
Portfolio Manager                                                     Portfolio Manager




Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund in the RiverSource Family of Funds are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any fund in the RiverSource Family of Funds.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Mid Cap Value Fund Class A shares (from 2/14/02 to 9/30/09) as compared to the performance of the Russell Midcap Value Index and the Lipper Mid-Cap Value Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum initial sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distributions paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at Sept. 30, 2009
                                                                                    SINCE
                                                                                  INCEPTION
                                                     1 YEAR   3 YEARS   5 YEARS    2/14/02
RIVERSOURCE MID CAP VALUE FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $8,956    $8,177   $11,759    $15,785
-------------------------------------------------------------------------------------------
     Average annual total return                    -10.44%    -6.49%    +3.29%     +6.17%
-------------------------------------------------------------------------------------------
RUSSELL MIDCAP VALUE INDEX(1)
     Cumulative value of $10,000                     $9,288    $8,399   $11,894    $15,991
-------------------------------------------------------------------------------------------
     Average annual total return                     -7.12%    -5.65%    +3.53%     +6.35%
-------------------------------------------------------------------------------------------
LIPPER MID-CAP VALUE FUNDS INDEX(2)
     Cumulative value of $10,000                     $9,852    $8,924   $11,627    $14,953
-------------------------------------------------------------------------------------------
     Average annual total return                     -1.48%    -3.72%    +3.06%     +5.42%
-------------------------------------------------------------------------------------------



Results for other share classes can be found on page 3.


--------------------------------------------------------------------------------
12  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE MID CAP VALUE FUND LINE GRAPH)


                      RIVERSOURCE MID
                         CAP VALUE
                         FUND CLASS                          LIPPER MID-CAP
                       A (INCLUDES       RUSSELL MIDCAP        VALUE FUNDS
                       SALES CHARGE)     VALUE INDEX(1)          INDEX(2)
                      ---------------    --------------    ------------------
2/14/02                  $ 9,425            $10,000             $10,000
3/02                      10,275             10,666              10,766
6/02                       9,240             10,168               9,831
9/02                       7,411              8,342               8,115
12/02                      7,840              8,932               8,649
3/03                       7,152              8,570               8,284
6/03                       9,103             10,103               9,872
9/03                       9,715             10,703              10,482
12/03                     11,578             12,332              12,029
3/04                      12,321             12,991              12,703
6/04                      12,489             13,216              12,983
9/04                      12,656             13,445              12,860
12/04                     14,333             15,255              14,380
3/05                      14,521             15,374              14,349
6/05                      14,990             16,097              14,719
9/05                      16,080             16,958              15,345
12/05                     16,721             17,185              15,639
3/06                      18,157             18,494              16,699
6/06                      18,137             18,391              16,329
9/06                      18,197             19,040              16,755
12/06                     19,562             20,659              18,087
3/07                      20,442             21,662              18,918
6/07                      22,554             22,454              20,139
9/07                      22,333             21,657              19,554
12/07                     21,567             20,365              18,742
3/08                      19,195             18,605              17,041
6/08                      19,241             18,617              17,313
9/08                      16,612             17,217              15,176
12/08                     12,012             12,536              11,299
3/09                      10,678             10,696              10,222
6/09                      12,936             12,936              12,407
9/09                      15,785             15,991              14,953




(1) The Russell Midcap Value Index, an unmanaged index, measures the performance of the mid-cap value segment of the U.S. equity universe. It includes those Russell Midcap Index companies with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000(R) Value Index. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Mid-Cap Value Funds Index includes the 30 largest mid-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the ongoing expenses of any funds in which the Fund invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the ongoing expenses charged by acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Sept. 30, 2009.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

                                  BEGINNING        ENDING         EXPENSES
                                ACCOUNT VALUE   ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                APRIL 1, 2009  SEPT. 30, 2009  THE PERIOD(a)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,478.40        $ 7.33         1.18%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,019.15        $ 5.97         1.18%
-------------------------------------------------------------------------------------------

Class B
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,471.30        $12.08         1.95%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,015.29        $ 9.85         1.95%
-------------------------------------------------------------------------------------------

Class C
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,473.80        $12.03         1.94%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,015.34        $ 9.80         1.94%
-------------------------------------------------------------------------------------------

Class I
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,481.00        $ 4.17          .67%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,021.71        $ 3.40          .67%
-------------------------------------------------------------------------------------------

Class R2
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,475.80        $ 9.12         1.47%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,017.70        $ 7.44         1.47%
-------------------------------------------------------------------------------------------

Class R3
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,479.50        $ 7.65         1.23%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,018.90        $ 6.23         1.23%
-------------------------------------------------------------------------------------------

Class R4
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,477.30        $ 6.09          .98%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,020.16        $ 4.96          .98%
-------------------------------------------------------------------------------------------

Class R5
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,479.70        $ 4.48          .72%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,021.46        $ 3.65          .72%

-------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  15

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------

                                  BEGINNING        ENDING         EXPENSES
                                ACCOUNT VALUE   ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                APRIL 1, 2009  SEPT. 30, 2009  THE PERIOD(a)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class W
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,476.20        $ 6.64         1.07%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,019.70        $ 5.42         1.07%
-------------------------------------------------------------------------------------------


(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Sept. 30, 2009: +47.84% for Class A, +47.13% for Class B, +47.38% for Class C, +48.10% for Class I, +47.58% for Class R2, +47.95% for Class R3, +47.73% for Class R4, +47.97%
    for Class R5 and +47.62% for Class W.


--------------------------------------------------------------------------------
16  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

SEPT. 30, 2009
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES


COMMON STOCKS (95.7%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (1.2%)
Goodrich                                               472,619            $25,682,116
-------------------------------------------------------------------------------------

AIRLINES (1.8%)
AMR                                                    909,472(b)           7,230,302
Continental Airlines Cl B                              554,591(b,d)         9,117,476
Delta Air Lines                                      1,459,726(b)          13,079,146
UAL                                                    384,243(b)           3,542,720
US Airways Group                                     1,138,711(b,d)         5,351,942
                                                                      ---------------
Total                                                                      38,321,586
-------------------------------------------------------------------------------------

AUTO COMPONENTS (0.8%)
Goodyear Tire & Rubber                                 914,225(b,d)        15,569,252
-------------------------------------------------------------------------------------

AUTOMOBILES (0.2%)
Ford Motor                                             625,231(b,d)         4,507,916
-------------------------------------------------------------------------------------

CAPITAL MARKETS (1.2%)
Artio Global Investors                                 110,798(b,d)         2,897,368
Invesco                                                944,886             21,505,605
                                                                      ---------------
Total                                                                      24,402,973
-------------------------------------------------------------------------------------

CHEMICALS (4.4%)
Eastman Chemical                                       653,585             34,992,941
Lubrizol                                               423,768             30,282,461
PPG Inds                                               450,938(d)          26,249,101
                                                                      ---------------
Total                                                                      91,524,503
-------------------------------------------------------------------------------------

COMMERCIAL BANKS (1.1%)
Cullen/Frost Bankers                                   203,028(d)          10,484,366
M&T Bank                                               188,779(d)          11,764,707
                                                                      ---------------
Total                                                                      22,249,073
-------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (1.0%)
Ritchie Bros Auctioneers                               818,508(c,d)        20,086,186
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (0.2%)
Brocade Communications Systems                         537,417(b)           4,224,098
-------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (2.3%)
Chicago Bridge & Iron                                  552,591(c,d)        10,322,399
Fluor                                                  188,750(d)           9,597,938
Foster Wheeler                                         300,034(b)           9,574,085
Insituform Technologies Cl A                           124,970(b)           2,391,926
Jacobs Engineering Group                               202,769(b)           9,317,236
KBR                                                    307,274(d)           7,156,411
                                                                      ---------------
Total                                                                      48,359,995
-------------------------------------------------------------------------------------

CONSTRUCTION MATERIALS (0.9%)
CEMEX ADR                                            1,366,644(b,c,d)      17,657,040
-------------------------------------------------------------------------------------

CONSUMER FINANCE (0.1%)
SLM                                                    290,109(b,d)         2,529,750
-------------------------------------------------------------------------------------

DISTRIBUTORS (0.5%)
Genuine Parts                                          250,748              9,543,469
-------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (0.3%)
PICO Holdings                                          207,165(b)           6,908,953
-------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (2.9%)
CenturyTel                                             767,422             25,785,378
Qwest Communications Intl                            5,117,402(d)          19,497,302
Windstream                                           1,378,635             13,965,573
                                                                      ---------------
Total                                                                      59,248,253
-------------------------------------------------------------------------------------

ELECTRIC UTILITIES (2.4%)
Allegheny Energy                                       766,281             20,321,772
Pepco Holdings                                       1,399,116             20,818,846
Pinnacle West Capital                                  234,077              7,682,407
                                                                      ---------------
Total                                                                      48,823,025
-------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (3.3%)
AO Smith                                               351,905(d)          13,407,581
Cooper Inds Cl A                                     1,137,055             42,719,156
Rockwell Automation                                    289,503(d)          12,332,828
                                                                      ---------------
Total                                                                      68,459,565
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (2.1%)
Agilent Technologies                                   706,026(b,d)       $19,648,704
Celestica                                            2,518,761(b,c)        23,877,854
                                                                      ---------------
Total                                                                      43,526,558
-------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (2.6%)
BJ Services                                            194,743              3,783,856
Cameron Intl                                           555,132(b,d)        20,995,093
Transocean                                             156,282(b,c)        13,366,799
Weatherford Intl                                       731,313(b,c)        15,160,119
                                                                      ---------------
Total                                                                      53,305,867
-------------------------------------------------------------------------------------

GAS UTILITIES (1.4%)
EQT                                                    275,347             11,729,782
Questar                                                440,839(d)          16,557,913
                                                                      ---------------
Total                                                                      28,287,695
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (0.9%)
Hospira                                                417,229(b)          18,608,413
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (1.2%)
McKesson                                               250,421             14,912,571
Universal Health Services Cl B                         144,608              8,955,573
                                                                      ---------------
Total                                                                      23,868,144
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.2%)
Royal Caribbean Cruises                                480,996(b,d)        11,582,384
Starwood Hotels & Resorts Worldwide                    416,426(d)          13,754,550
                                                                      ---------------
Total                                                                      25,336,934
-------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (2.4%)
DR Horton                                              673,802(d)           7,688,081
KB Home                                                260,716(d)           4,330,493
Mohawk Inds                                            277,300(b,d)        13,224,437
Pulte Homes                                            825,776(d)           9,075,278
Stanley Works                                          365,371             15,597,688
                                                                      ---------------
Total                                                                      49,915,977
-------------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.4%)
McDermott Intl                                         353,465(b)           8,932,061
-------------------------------------------------------------------------------------

INSURANCE (12.5%)
Aon                                                    383,889             15,620,443
Arch Capital Group                                     103,693(b,c)         7,003,425
Assurant                                               592,709             19,002,251
Axis Capital Holdings                                  725,981(c)          21,910,107
Everest Re Group                                       482,530(c)          42,317,880
Lincoln Natl                                           759,549             19,679,915
Marsh & McLennan Companies                             275,281              6,807,699
PartnerRe                                              533,030(c,d)        41,011,328
Transatlantic Holdings                                 227,033             11,390,246
Willis Group Holdings                                  537,825(c)          15,177,422
XL Capital Cl A                                      3,591,127(c,d)        62,701,076
                                                                      ---------------
Total                                                                     262,621,792
-------------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.5%)
Hasbro                                                 340,696              9,454,314
-------------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (1.4%)
Covance                                                265,439(b,d)        14,373,521
Life Technologies                                      308,752(b)          14,372,406
                                                                      ---------------
Total                                                                      28,745,927
-------------------------------------------------------------------------------------

MACHINERY (5.8%)
AGCO                                                   307,590(b,d)         8,498,712
Cummins                                                273,851(d)          12,271,263
Eaton                                                  618,689             35,011,612
Ingersoll-Rand                                         975,284(c)          29,911,960
Manitowoc                                            1,052,966(d)           9,971,588
Parker Hannifin                                        302,235(d)          15,667,862
Terex                                                  397,121(b,d)         8,232,318
                                                                      ---------------
Total                                                                     119,565,315
-------------------------------------------------------------------------------------

MEDIA (1.7%)
Natl CineMedia                                       1,065,396             18,079,770
Regal Entertainment Group Cl A                       1,349,318             16,623,598
                                                                      ---------------
Total                                                                      34,703,368
-------------------------------------------------------------------------------------

METALS & MINING (3.3%)
Freeport-McMoRan Copper & Gold                         401,549(d)          27,550,277
Nucor                                                  376,540(d)          17,701,145
Steel Dynamics                                         494,356              7,583,421
United States Steel                                    338,950(d)          15,039,212
                                                                      ---------------
Total                                                                      67,874,055
-------------------------------------------------------------------------------------


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

MULTILINE RETAIL (1.5%)
Family Dollar Stores                                   359,208(d)          $9,483,091
Macy's                                               1,232,160(d)          22,536,207
                                                                      ---------------
Total                                                                      32,019,298
-------------------------------------------------------------------------------------

MULTI-UTILITIES (3.0%)
DTE Energy                                             412,030             14,478,734
Sempra Energy                                          507,688(d)          25,287,939
Wisconsin Energy                                       506,974             22,900,016
                                                                      ---------------
Total                                                                      62,666,689
-------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (6.2%)
Alpha Natural Resources                                172,788(b)           6,064,859
El Paso                                              1,311,646(d)          13,536,187
Enbridge                                               783,297(c)          30,391,923
Newfield Exploration                                   513,925(b)          21,872,647
Pioneer Natural Resources                              456,217             16,556,115
Southwestern Energy                                    466,523(b,d)        19,911,202
Sunoco                                                 194,210(d)           5,525,275
Ultra Petroleum                                        353,025(b)          17,284,104
                                                                      ---------------
Total                                                                     131,142,312
-------------------------------------------------------------------------------------

PHARMACEUTICALS (3.2%)
Forest Laboratories                                    350,923(b)          10,331,173
King Pharmaceuticals                                 1,191,464(b,d)        12,832,067
Mylan                                                2,721,976(b,d)        43,578,836
                                                                      ---------------
Total                                                                      66,742,076
-------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (3.5%)
AvalonBay Communities                                  188,141(d)          13,683,495
Boston Properties                                      113,196(d)           7,419,998
Equity Residential                                     517,122(d)          15,875,645
ProLogis                                               560,293(d)           6,678,693
Rayonier                                               448,200(d)          18,335,862
Ventas                                                 285,682(d)          10,998,757
                                                                      ---------------
Total                                                                      72,992,450
-------------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.5%)
St. Joe                                                375,433(b,d)        10,932,609
-------------------------------------------------------------------------------------

ROAD & RAIL (2.1%)
CSX                                                    546,471(d)          22,875,276
Kansas City Southern                                   753,375(b,d)        19,956,904
                                                                      ---------------
Total                                                                      42,832,180
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (4.7%)
ASML Holding                                           460,191(c,d)        13,607,848
Lam Research                                           467,209(b,d)        15,959,859
LSI                                                  3,394,127(b,d)        18,633,757
Maxim Integrated Products                            1,103,946             20,025,580
Microchip Technology                                   864,102(d)          22,898,704
Micron Technology                                      705,301(b,d)         5,783,468
                                                                      ---------------
Total                                                                      96,909,216
-------------------------------------------------------------------------------------

SOFTWARE (3.7%)
Adobe Systems                                          475,050(b,d)        15,695,652
Autodesk                                               591,078(b)          14,067,656
BMC Software                                           535,513(b)          20,097,803
McAfee                                                 629,556(b,d)        27,568,258
                                                                      ---------------
Total                                                                      77,429,369
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (0.7%)
Abercrombie & Fitch Cl A                               211,975(d)           6,969,738
Bed Bath & Beyond                                      216,913(b,d)         8,142,914
                                                                      ---------------
Total                                                                      15,112,652
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (1.0%)
VF                                                     287,257(d)          20,806,025
-------------------------------------------------------------------------------------

TOBACCO (3.1%)
Lorillard                                              860,650             63,946,295
-------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (0.5%)
WW Grainger                                            115,537(d)          10,324,386
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $2,057,809,016)                                                 $1,986,699,730
-------------------------------------------------------------------------------------






EQUITY-LINKED NOTES (2.3%)(f)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
Goldman Sachs Group
 Absolute Trigger Mandatory Exchangeable Nts
 12-28-09                              --%           $42,250,000(e)       $47,226,353
-------------------------------------------------------------------------------------
TOTAL EQUITY-LINKED NOTES
(Cost: $42,250,000)                                                       $47,226,353
-------------------------------------------------------------------------------------





                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

BONDS (0.3%)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
WIRELINES
Qwest Communications Intl
 Cv Sr Unsecured
 11-15-25                            3.50%            $5,518,000           $5,556,460
-------------------------------------------------------------------------------------
TOTAL BONDS
(Cost: $5,518,000)                                                         $5,556,460
-------------------------------------------------------------------------------------





MONEY MARKET FUND (0.5%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 0.28%              11,050,066(g)        $11,050,066
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $11,050,066)                                                       $11,050,066
-------------------------------------------------------------------------------------



INVESTMENTS OF CASH COLLATERAL
RECEIVED FOR SECURITIES ON
LOAN (25.8%)
                                                       SHARES                VALUE(a)
CASH COLLATERAL REINVESTMENT FUND (4.5%)
JPMorgan Prime Money Market Fund                     94,089,054           $94,089,054
-------------------------------------------------------------------------------------





                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
ASSET-BACKED COMMERCIAL PAPER (4.4%)
Arabella Finance LLC
 10-08-09                            0.63%           $4,998,785            $4,998,785
Belmont Funding LLC
 10-07-09                            0.52            14,998,483            14,998,483
Cancara Asset Securitisation LLC
 11-16-09                            0.30            19,989,499            19,989,499
Ebbets Funding LLC
 10-06-09                            0.47            14,998,629            14,998,629
Grampian Funding LLC
 10-07-09                            0.37             5,998,150             5,998,150
Rhein-Main Securitisation
 10-20-09                            0.32             5,998,667             5,998,667
Rheingold Securitization
 12-16-09                            0.38             6,994,311             6,994,311
Tasman Funding
 10-23-09                            0.30             2,999,250             2,999,250
Versailles Commercial Paper LLC
 10-13-09                            0.55            14,992,438            14,992,438
                                                                      ---------------
Total                                                                      91,968,212
-------------------------------------------------------------------------------------

CERTIFICATES OF DEPOSIT (14.5%)
Banco Espirito Santo e Comm London
 10-06-09                            0.30            20,000,000            20,000,000
Banco Popular Espanol
 11-02-09                            0.30             4,998,542             4,998,542
Banco Santander Madrid
 10-13-09                            0.45            10,000,000            10,000,000
Banco Santander NY
 11-09-09                            0.41            13,000,000            13,000,000
Bank of Austria
 10-14-09                            0.34             9,997,167             9,997,167
Bank of Nova Scotia Singapore
 10-30-09                            0.40            20,000,000            20,000,000
Bank of Tokyo UFJ London
 12-21-09                            0.37            10,000,132            10,000,132
Bayrische Hypo-Und Vereinsbank
 10-29-09                            0.39            10,000,000            10,000,000
Caisse de Depots et Consignment Paris
 10-19-09                            0.43             9,988,785             9,988,785
Caixa Geral Dep London
 10-26-09                            0.57             5,000,000             5,000,000
Calyon London
 11-19-09                            0.35             9,991,064             9,991,064
Credit Indusrial et Comm London
 10-07-09                            0.37             5,000,000             5,000,000
 10-13-09                            0.52            10,985,402            10,985,402
 11-27-09                            0.39             3,000,038             3,000,038
 12-10-09                            0.39             4,000,050             4,000,050
Danske Bank Coppenhagen
 11-24-09                            0.32            10,000,000            10,000,000
ING Bank London
 10-13-09                            0.50            12,000,000            12,000,000
Jyske
 12-10-09                            0.44             9,988,890             9,988,890
KBC Brussels
 10-22-09                            0.40            15,000,000            15,000,000


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

INVESTMENTS OF CASH COLLATERAL
RECEIVED FOR SECURITIES ON LOAN (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
CERTIFICATES OF DEPOSIT (CONT.)
Mizuho London
 10-29-09                            0.49%           $4,500,000            $4,500,000
Monte de Paschi
 10-14-09                            0.40            10,000,166            10,000,166
Nederlandse Waterschapsbank
 10-20-09                            0.40             5,993,873             5,993,873
Norinchukin Bank NY
 11-20-09                            0.41            15,000,000            15,000,000
NyKredit
 12-18-09                            0.53            10,000,000            10,000,000
Raiffeisen Zentralbank Oest Vienna
 10-05-09                            0.29            20,000,000            20,000,000
San Paolo Imi Ireland
 10-07-09                            0.40             7,992,008             7,992,008
Sumitomo Mitsui Banking Corp Brussels
 11-19-09                            0.44            20,000,000            20,000,000
Ulster Bank Ireland
 10-15-09                            0.47            13,000,000            13,000,000
                                                                      ---------------
Total                                                                     299,436,117
-------------------------------------------------------------------------------------

COMMERCIAL PAPER (1.2%)
Citigroup Funding
 10-05-09                            0.40            14,997,167            14,997,167
Natixis Commercial Paper
 10-08-09                            0.29             9,997,583             9,997,583
                                                                      ---------------
Total                                                                      24,994,750
-------------------------------------------------------------------------------------

REPURCHASE AGREEMENTS (1.2%)
Morgan Stanley
 10-01-09                            0.23            12,000,000            12,000,000
RBS Securities
 10-01-09                            0.50            12,000,000            12,000,000
                                                                      ---------------
Total                                                                      24,000,000
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN
(Cost: $534,488,133)                                                      534,488,133
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $2,651,115,215)(h)                                              $2,585,020,742
=====================================================================================




NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using policies described in Note 2 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Sept. 30, 2009, the value of foreign securities, excluding short-term securities, represented 17.6% of net assets.

(d) At Sept. 30, 2009, security was partially or fully on loan. See Note 7 to the financial statements.

(e)  Identifies issues considered to be illiquid as to their marketability (see
     Note 2 to the financial statements). The aggregate value of such securities at Sept. 30, 2009 was $47,226,353, representing 2.3% of net assets. Information concerning such security holdings at Sept. 30, 2009 is as follows:

                                          ACQUISITION
     SECURITY                                DATES             COST
     -----------------------------------------------------------------
     Goldman Sachs Group
       Absolute Trigger Mandatory
       Exchangeable Nts
        -- % 2009                           05-18-09       $42,250,000




--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  21

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

(f) Equity-Linked Notes (ELNs) are notes created by a counterparty, typically an investment bank, that may bear interest at a fixed or floating rate. At maturity, the notes must be exchanged for an amount based on the value of one or more equity securities of third party issuers or the value of an index. The exchanged value may be limited to an amount less than the actual value of the underlying stocks or value of an index at the maturity date. Any difference between the exchange amount and the original cost of the notes will be a gain or loss.

(g) Affiliated Money Market Fund -- See Note 8 to the financial statements. The rate shown is the seven-day current annualized yield at Sept. 30, 2009.

(h) At Sept. 30, 2009, the cost of securities for federal income tax purposes was $2,681,876,634 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                        $177,048,635
     Unrealized depreciation                        (273,904,527)
     -----------------------------------------------------------
     Net unrealized depreciation                    $(96,855,892)
     -----------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.



--------------------------------------------------------------------------------
22  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

FAIR VALUE MEASUREMENTS


Generally accepted accounting principles (GAAP) require disclosure regarding the inputs and valuation techniques used to measure fair value and any changes in valuation inputs or techniques. In addition, investments shall be disclosed by major category.

The Fund categorizes its fair measurements according to a three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs by prioritizing that the most observable input be used when available. Observable inputs are those that market participants would use in pricing an investment based on market data obtained from sources independent of the reporting entity. Unobservable inputs are those that reflect the Fund's assumptions about the information market participants would use in pricing an investment. An investment's level within the fair value hierarchy is based on the lowest level of any input that is deemed significant to the asset or liability's fair value measurement. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level. For example, certain U.S. government securities are generally high quality and liquid, however, they are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market.

Fair value inputs are summarized in the three broad levels listed below:

     - Level 1 -- Valuations based on quoted prices for investments in active markets that the Fund has the ability to access at the measurement date. Valuation adjustments are not applied to Level 1 investments.

     - Level 2 -- Valuations based on other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.).

     - Level 3 -- Valuations based on significant unobservable inputs (including the Fund's own assumptions and judgment in determining the fair value of investments).

Inputs that are used in determining fair value of an investment may include price information, credit data, volatility statistics, and other factors. These inputs can be either observable or unobservable. The availability of observable inputs can vary between investments, and is affected by various factors such as the type of investment, and the volume and level of activity for that investment or similar investments in the marketplace. The inputs will be considered by the Fund Administrator, along with any other relevant factors in the calculation of an investment's fair value. The Fund uses prices and inputs that are current as of the measurement date, which may include periods of market dislocations. During these periods, the availability of prices and inputs may be reduced for many investments. This condition could cause an investment to be reclassified between the various levels within the hierarchy.

Non-U.S. equity securities actively traded in foreign markets may be reflected in Level 2 despite the availability of closing prices, because the Fund evaluates and determines whether those closing prices reflect fair value at the close of the New York Stock Exchange (NYSE) or require adjustment, as described in Note 2 to the financial statements -- Valuation of securities.

Investments falling into the Level 3 category are primarily supported by quoted prices from brokers and dealers participating in the market for those investments. However, these may be classified as

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  23

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

Level 3 investments due to lack of market transparency and corroboration to support these quoted prices. Additionally, valuation models may be used as the pricing source for any remaining investments classified as Level 3. These models rely on one or more significant unobservable inputs and/or significant assumptions by the Fund Administrator. Inputs used in a valuation model may include, but are not limited to, financial statement analysis, discount rates and estimated cash flows, and comparable company data.

The following table is a summary of the inputs used to value the Fund's investments as of Sept. 30, 2009:

                                               FAIR VALUE AT SEPT. 30, 2009
                            ------------------------------------------------------------------
                                 LEVEL 1           LEVEL 2
                              QUOTED PRICES         OTHER          LEVEL 3
                                IN ACTIVE        SIGNIFICANT     SIGNIFICANT
                               MARKETS FOR       OBSERVABLE     UNOBSERVABLE
DESCRIPTION                 IDENTICAL ASSETS       INPUTS          INPUTS            TOTAL
----------------------------------------------------------------------------------------------
Equity Securities
  Common Stocks(a)           $1,986,699,730              $--         $--        $1,986,699,730
----------------------------------------------------------------------------------------------
Total Equity Securities       1,986,699,730               --          --         1,986,699,730
----------------------------------------------------------------------------------------------
Bonds
  Corporate Debt
    Securities                           --        5,556,460          --             5,556,460
----------------------------------------------------------------------------------------------
Total Bonds                              --        5,556,460          --             5,556,460
----------------------------------------------------------------------------------------------
Other
  Equity-Linked Notes                    --       47,226,353          --            47,226,353
  Affiliated Money
    Market Fund(b)               11,050,066               --          --            11,050,066
  Investments of Cash
    Collateral Received
    for Securities on
    Loan(c)                      94,089,054      440,399,079          --           534,488,133
----------------------------------------------------------------------------------------------
Total Other                     105,139,120      487,625,432          --           592,764,552
----------------------------------------------------------------------------------------------
Total                        $2,091,838,850     $493,181,892         $--        $2,585,020,742
----------------------------------------------------------------------------------------------


(a) All industry classifications are identified in the Portfolio of Investments.
(b) Money market fund that is a sweep investment for cash balances in the Fund at Sept. 30, 2009.
(c) Asset categories for Investments of Cash Collateral are identified in the Portfolio of Investments.



--------------------------------------------------------------------------------
24  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



HOW TO FIND INFORMATION ABOUT THE FUND'S QUARTERLY PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as filed on Form N-Q, can be obtained without charge, upon request, by calling the RiverSource Family of Funds at 1(800) 221-2450.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  25

STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
SEPT. 30, 2009


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $2,105,577,016)           $2,039,482,543
  Affiliated money market fund (identified cost $11,050,066)           11,050,066
  Investments of cash collateral received for securities on loan
    (identified cost $534,488,133)                                    534,488,133
---------------------------------------------------------------------------------
Total investments in securities (identified cost $2,651,115,215)    2,585,020,742
Capital shares receivable                                               2,472,000
Dividends and accrued interest receivable                               2,953,904
Receivable for investment securities sold                              41,169,082
---------------------------------------------------------------------------------
Total assets                                                        2,631,615,728
---------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                  3,627,984
Payable for investment securities purchased                            17,341,829
Payable upon return of securities loaned                              534,488,133
Accrued investment management services fees                                39,208
Accrued distribution fees                                                 657,214
Accrued transfer agency fees                                                9,921
Accrued administrative services fees                                        3,063
Accrued plan administration services fees                                 159,139
Other accrued expenses                                                    300,389
---------------------------------------------------------------------------------
Total liabilities                                                     556,626,880
---------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $2,074,988,848
---------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $    3,378,738
Additional paid-in capital                                          2,707,993,687
Undistributed net investment income                                    21,282,632
Accumulated net realized gain (loss)                                 (591,571,519)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                          (66,094,690)
---------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $2,074,988,848
---------------------------------------------------------------------------------
*Including securities on loan, at value                            $  515,287,645
---------------------------------------------------------------------------------




--------------------------------------------------------------------------------
26  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


NET ASSET VALUE PER SHARE
                                NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $1,351,336,081          219,846,167                       $6.15(1)
Class B                     $  104,322,229           17,668,539                       $5.90
Class C                     $   41,952,034            7,101,337                       $5.91
Class I                     $   44,213,966            7,069,592                       $6.25
Class R2                    $   15,826,707            2,592,379                       $6.11
Class R3                    $   46,598,913            7,595,392                       $6.14
Class R4                    $  337,592,770           54,533,230                       $6.19
Class R5                    $  133,143,010           21,466,665                       $6.20
Class W                     $        3,138                  506                       $6.20
-------------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $6.53. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  27

STATEMENT OF OPERATIONS --------------------------------------------------------
YEAR ENDED SEPT. 30, 2009


INVESTMENT INCOME
Income:
Dividends                                                          $  42,814,363
Interest                                                                 194,637
Income distributions from affiliated money market fund                   160,374
Income from securities lending -- net                                  1,779,334
  Less foreign taxes withheld                                           (244,535)
--------------------------------------------------------------------------------
Total income                                                          44,704,173
--------------------------------------------------------------------------------
Expenses:
Investment management services fees                                    9,896,881
Distribution fees
  Class A                                                              2,975,723
  Class B                                                              1,048,865
  Class C                                                                359,404
  Class R2                                                                56,692
  Class R3                                                                82,312
  Class W                                                                      7
Transfer agency fees
  Class A                                                              3,265,308
  Class B                                                                313,691
  Class C                                                                101,381
  Class R2                                                                 5,669
  Class R3                                                                16,463
  Class R4                                                               121,461
  Class R5                                                                46,632
  Class W                                                                      5
Administrative services fees                                             946,227
Plan administration services fees
  Class R2                                                                28,346
  Class R3                                                                82,312
  Class R4                                                               607,307
Compensation of board members                                             56,160
Custodian fees                                                           143,700
Printing and postage                                                     381,575
Registration fees                                                         78,184
Professional fees                                                         66,844
Other                                                                     53,744
--------------------------------------------------------------------------------
Total expenses                                                        20,734,893
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                            (3,161)
  Earnings and bank fee credits on cash balances                            (320)
--------------------------------------------------------------------------------
Total net expenses                                                    20,731,412
--------------------------------------------------------------------------------
Investment income (loss) -- net                                       23,972,761

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
28  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                            $(590,519,633)
  Foreign currency transactions                                           20,727
--------------------------------------------------------------------------------
Net realized gain (loss) on investments                             (590,498,906)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                 401,025,380
--------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               (189,473,526)
--------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $(165,500,765)
--------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  29

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


YEAR ENDED SEPT. 30,                                                    2009            2008
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                               $   23,972,761  $   16,955,606
Net realized gain (loss) on investments                         (590,498,906)    166,553,846
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities
  in foreign currencies                                          401,025,380    (935,401,778)
--------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                    (165,500,765)   (751,892,326)
--------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                       (6,689,472)    (10,269,877)
    Class C                                                               --         (11,370)
    Class I                                                         (146,963)       (254,593)
    Class R2                                                         (59,254)         (6,689)
    Class R3                                                        (202,715)        (32,962)
    Class R4                                                      (1,811,191)     (1,195,860)
    Class R5                                                        (787,627)        (20,811)
    Class W                                                              (13)            (22)
  Net realized gain
    Class A                                                     (108,709,788)    (97,119,430)
    Class B                                                       (9,999,814)    (14,356,745)
    Class C                                                       (3,265,935)     (2,248,420)
    Class I                                                       (1,163,507)     (1,413,062)
    Class R2                                                        (878,674)        (43,615)
    Class R3                                                      (2,431,441)       (202,266)
    Class R4                                                     (19,048,162)     (8,526,024)
    Class R5                                                      (6,372,091)       (116,203)
    Class W                                                             (226)           (239)
--------------------------------------------------------------------------------------------
Total distributions                                             (161,566,873)   (135,818,188)

--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
30  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

YEAR ENDED SEPT. 30,                                                    2009            2008
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                              $  286,175,982  $  823,861,516
  Class B shares                                                   8,946,625      28,852,424
  Class C shares                                                   7,622,314      40,615,392
  Class I shares                                                  27,116,720       4,516,881
  Class R2 shares                                                  7,179,544      13,700,332
  Class R3 shares                                                 28,244,883      44,664,006
  Class R4 shares                                                119,491,074     242,218,050
  Class R5 shares                                                 91,595,655      85,299,222
Reinvestment of distributions at net asset value
  Class A shares                                                 113,220,162     105,647,763
  Class B shares                                                   9,780,584      14,147,522
  Class C shares                                                   2,586,404       2,181,684
  Class I shares                                                   1,310,084       1,667,226
  Class R2 shares                                                    937,928          50,030
  Class R3 shares                                                  2,634,156         234,952
  Class R4 shares                                                 20,858,784       9,720,873
  Class R5 shares                                                  6,295,319          63,119
Conversions from Class B to Class A
  Class A shares                                                  15,583,089      26,107,376
  Class B shares                                                 (15,583,089)    (26,107,376)
Payments for redemptions
  Class A shares                                                (531,520,750)   (561,758,538)
  Class B shares                                                 (34,142,545)    (74,306,861)
  Class C shares                                                 (13,517,775)    (11,914,483)
  Class I shares                                                  (5,572,049)    (12,051,908)
  Class R2 shares                                                 (2,360,580)     (1,461,405)
  Class R3 shares                                                (14,538,133)     (8,787,797)
  Class R4 shares                                                (54,661,785)    (57,197,051)
  Class R5 shares                                                (32,246,696)     (7,616,155)
--------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
  transactions                                                    45,435,905     682,346,794
--------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                         (281,631,733)   (205,363,720)
Net assets at beginning of year                                2,356,620,581   2,561,984,301
--------------------------------------------------------------------------------------------
Net assets at end of year                                     $2,074,988,848  $2,356,620,581
--------------------------------------------------------------------------------------------
Undistributed net investment income                           $   21,282,632  $    7,967,847
--------------------------------------------------------------------------------------------



Certain line items from the prior year have been renamed to conform to the current year presentation.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  31

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

The following tables are intended to help you understand the Fund's financial performance. Certain information reflects financial results for a single share of a class held for the periods shown. For periods ended 2007 and after, per share net investment income amounts are calculated based on average shares outstanding during the period. Total returns assume reinvestment of all dividends and distributions. Total returns do not reflect payment of sales charges, if any, and are not annualized for periods of less than one year.

                                                                     YEAR ENDED SEPT. 30,
CLASS A                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $7.14       $10.15       $9.12       $8.56       $6.81
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .07          .07         .06         .05         .03
Net gains (losses) (both realized and
 unrealized)                                         (.59)       (2.56)       1.89        1.03        1.80
----------------------------------------------------------------------------------------------------------
Total from investment operations                     (.52)       (2.49)       1.95        1.08        1.83
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.02)        (.05)       (.05)       (.03)       (.02)
Distributions from realized gains                    (.45)        (.47)       (.87)       (.49)       (.06)
----------------------------------------------------------------------------------------------------------
Total distributions                                  (.47)        (.52)       (.92)       (.52)       (.08)
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $6.15        $7.14      $10.15       $9.12       $8.56
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       (4.97%)     (25.62%)     22.74%      13.18%      27.06%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      1.19%        1.28%       1.23%       1.33%       1.37%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                        1.39%         .74%        .58%        .72%        .58%
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)            $1,351       $1,745      $2,026      $1,443        $782
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%         24%         44%         26%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
32  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

                                                                     YEAR ENDED SEPT. 30,
CLASS B                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $6.90        $9.84       $8.89       $8.38       $6.70
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .03         (.01)       (.02)         --          --
Net gains (losses) (both realized and
 unrealized)                                         (.58)       (2.46)       1.84        1.00        1.74
----------------------------------------------------------------------------------------------------------
Total from investment operations                     (.55)       (2.47)       1.82        1.00        1.74
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                    (.45)        (.47)       (.87)       (.49)       (.06)
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $5.90        $6.90       $9.84       $8.89       $8.38
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       (5.88%)     (26.13%)     21.73%      12.42%      26.12%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      1.96%        2.04%       1.99%       2.10%       2.13%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                         .62%        (.07%)      (.17%)      (.06%)      (.20%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)              $104         $164        $306        $297        $242
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%         24%         44%         26%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  33

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

                                                                     YEAR ENDED SEPT. 30,
CLASS C                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $6.90        $9.84       $8.89       $8.39       $6.70
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .03          .00(b)     (.02)         --          --
Net gains (losses) (both realized and
 unrealized)                                         (.57)       (2.46)       1.84         .99        1.75
----------------------------------------------------------------------------------------------------------
Total from investment operations                     (.54)       (2.46)       1.82         .99        1.75
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                   --         (.01)         --          --          --
Distributions from realized gains                    (.45)        (.47)       (.87)       (.49)       (.06)
----------------------------------------------------------------------------------------------------------
Total distributions                                  (.45)        (.48)       (.87)       (.49)       (.06)
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $5.91        $6.90       $9.84       $8.89       $8.39
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       (5.74%)     (26.11%)     21.72%      12.29%      26.27%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      1.95%        2.03%       1.98%       2.09%       2.13%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                         .62%         .03%       (.18%)      (.04%)      (.19%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $42          $54         $42         $27         $14
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%         24%         44%         26%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
34  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

                                                                     YEAR ENDED SEPT. 30,
CLASS I                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $7.26       $10.30       $9.24       $8.65       $6.87
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .09          .10         .09         .08         .05
Net gains (losses) (both realized and
 unrealized)                                         (.60)       (2.58)       1.92        1.06        1.83
----------------------------------------------------------------------------------------------------------
Total from investment operations                     (.51)       (2.48)       2.01        1.14        1.88
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.05)        (.09)       (.08)       (.06)       (.04)
Distributions from realized gains                    (.45)        (.47)       (.87)       (.49)       (.06)
----------------------------------------------------------------------------------------------------------
Total distributions                                  (.50)        (.56)       (.95)       (.55)       (.10)
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $6.25        $7.26      $10.30       $9.24       $8.65
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       (4.60%)     (25.25%)     23.18%      13.71%      27.54%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                       .67%         .85%        .80%        .89%        .89%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                        1.83%        1.13%        .91%       1.16%       1.02%
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $44          $16         $29         $18         $12
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%         24%         44%         26%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  35

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

                                                         YEAR ENDED SEPT. 30,
CLASS R2                                           --------------------------------
PER SHARE DATA                                      2009         2008       2007(c)
Net asset value, beginning of period                $7.12       $10.18        $9.96
-----------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .05          .05          .01
Net gains (losses) (both realized and
 unrealized)                                         (.58)       (2.56)        1.16
-----------------------------------------------------------------------------------
Total from investment operations                     (.53)       (2.51)        1.17
-----------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.03)        (.08)        (.08)
Distributions from realized gains                    (.45)        (.47)        (.87)
-----------------------------------------------------------------------------------
Total distributions                                  (.48)        (.55)        (.95)
-----------------------------------------------------------------------------------
Net asset value, end of period                      $6.11        $7.12       $10.18
-----------------------------------------------------------------------------------
TOTAL RETURN                                       (5.25%)     (25.87%)      13.00%
-----------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      1.47%        1.61%        1.67%(d)
-----------------------------------------------------------------------------------
Net investment income (loss)                        1.07%         .60%         .11%(d)
-----------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $16          $10          $--
-----------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%          24%
-----------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
36  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

                                                         YEAR ENDED SEPT. 30,
CLASS R3                                           --------------------------------
PER SHARE DATA                                      2009         2008       2007(c)
Net asset value, beginning of period                $7.15       $10.19        $9.96
-----------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .06          .07          .04
Net gains (losses) (both realized and
 unrealized)                                         (.59)       (2.56)        1.14
-----------------------------------------------------------------------------------
Total from investment operations                     (.53)       (2.49)        1.18
-----------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.03)        (.08)        (.08)
Distributions from realized gains                    (.45)        (.47)        (.87)
-----------------------------------------------------------------------------------
Total distributions                                  (.48)        (.55)        (.95)
-----------------------------------------------------------------------------------
Net asset value, end of period                      $6.14        $7.15       $10.19
-----------------------------------------------------------------------------------
TOTAL RETURN                                       (5.07%)     (25.60%)      13.12%
-----------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      1.22%        1.36%        1.49%(d)
-----------------------------------------------------------------------------------
Net investment income (loss)                        1.30%         .85%         .57%(d)
-----------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $47          $31          $--
-----------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%          24%
-----------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  37

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

                                                                     YEAR ENDED SEPT. 30,
CLASS R4                                           -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $7.20       $10.22       $9.19       $8.62       $6.85
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .08          .08         .07         .07         .03
Net gains (losses) (both realized and
 unrealized)                                         (.60)       (2.56)       1.90        1.04        1.83
----------------------------------------------------------------------------------------------------------
Total from investment operations                     (.52)       (2.48)       1.97        1.11        1.86
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.04)        (.07)       (.07)       (.05)       (.03)
Distributions from realized gains                    (.45)        (.47)       (.87)       (.49)       (.06)
----------------------------------------------------------------------------------------------------------
Total distributions                                  (.49)        (.54)       (.94)       (.54)       (.09)
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $6.19        $7.20      $10.22       $9.19       $8.62
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       (4.91%)     (25.41%)     22.81%      13.35%      27.30%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                       .97%        1.13%       1.10%       1.16%       1.19%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                        1.55%         .96%        .68%        .96%        .75%
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)              $338         $271        $157         $45          $1
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%         24%         44%         26%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
38  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

                                                         YEAR ENDED SEPT. 30,
CLASS R5                                           --------------------------------
PER SHARE DATA                                      2009         2008       2007(c)
Net asset value, beginning of period                $7.21       $10.23        $9.96
-----------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .09          .12          .08
Net gains (losses) (both realized and
 unrealized)                                         (.60)       (2.58)        1.14
-----------------------------------------------------------------------------------
Total from investment operations                     (.51)       (2.46)        1.22
-----------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.05)        (.09)        (.08)
Distributions from realized gains                    (.45)        (.47)        (.87)
-----------------------------------------------------------------------------------
Total distributions                                  (.50)        (.56)        (.95)
-----------------------------------------------------------------------------------
Net asset value, end of period                      $6.20        $7.21       $10.23
-----------------------------------------------------------------------------------
TOTAL RETURN                                       (4.65%)     (25.23%)      13.57%
-----------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                       .72%         .84%         .84%(d)
-----------------------------------------------------------------------------------
Net investment income (loss)                        1.82%        1.46%        1.03%(d)
-----------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)              $133          $65          $--
-----------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%          24%
-----------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  39

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

                                                         YEAR ENDED SEPT. 30,
CLASS W                                            --------------------------------
PER SHARE DATA                                      2009         2008       2007(e)
Net asset value, beginning of period                $7.19       $10.20        $9.88
-----------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .07          .07          .05
Net gains (losses) (both realized and
 unrealized)                                         (.59)       (2.56)        1.22
-----------------------------------------------------------------------------------
Total from investment operations                     (.52)       (2.49)        1.27
-----------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.02)        (.05)        (.08)
Distributions from realized gains                    (.45)        (.47)        (.87)
-----------------------------------------------------------------------------------
Total distributions                                  (.47)        (.52)        (.95)
-----------------------------------------------------------------------------------
Net asset value, end of period                      $6.20        $7.19       $10.20
-----------------------------------------------------------------------------------
TOTAL RETURN                                       (4.96%)     (25.53%)      14.14%
-----------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      1.07%        1.27%        1.23%(d)
-----------------------------------------------------------------------------------
Net investment income (loss)                        1.48%         .73%         .66%(d)
-----------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $--          $--          $--
-----------------------------------------------------------------------------------
Portfolio turnover rate                               42%          34%          24%
-----------------------------------------------------------------------------------


NOTES TO FINANCIAL HIGHLIGHTS
(a) Expense ratios include the impact of a performance incentive adjustment, if any. In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(b) Rounds to zero.
(c) For the period from Dec. 11, 2006 (inception date) to Sept. 30, 2007.
(d) Annualized.
(e) For the period from Dec. 1, 2006 (inception date) to Sept. 30, 2007.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
40  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. ORGANIZATION

RiverSource Mid Cap Value Fund (the Fund) is a series of RiverSource Investment Series, Inc. and is registered under the Investment Company Act of 1940, as amended (the 1940 act) as a diversified, open-end management investment company. RiverSource Investment Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Fund's Board of Directors (the Board). The Fund invests primarily in equity securities of medium-sized companies.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares.

- Class A shares are offered with a front-end sales charge, which may be waived under certain circumstances.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares one month after the completion of the eighth year of ownership if originally purchased in a RiverSource fund on or after May 21, 2005 or originally purchased in a Seligman fund on or after June 13, 2009. Class B shares originally purchased in a RiverSource fund prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares originally purchased in a Seligman fund prior to June 13, 2009 will convert to Class A shares in the month prior to the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are offered without a front-end sales charge or CDSC to qualifying institutional investors.

- Class W shares are offered without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At Sept. 30, 2009, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and affiliated funds-of-funds in the RiverSource Family of Funds owned 100% of Class I shares, and the Investment Manager owned 100% of Class W shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ADOPTION OF NEW ACCOUNTING STANDARD
In June 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification(TM) (Codification) as the single source of authoritative accounting principles recognized by the FASB in the preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP). The Codification supersedes existing non-grandfathered, non-SEC accounting and reporting standards. The Codification did not change GAAP but rather organized it into a hierarchy where all guidance within the Codification carries an equal level of authority. The Codification became effective for financial statements issued for interim and annual periods ending after Sept. 15, 2009. The Codification did not have a material effect on the Fund's financial statements.

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
All securities are valued at the close of business of the New York Stock Exchange (NYSE). Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued by an independent pricing service using an evaluated bid. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the NYSE and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before

--------------------------------------------------------------------------------
42  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


the close of the NYSE, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the NYSE.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates. Typically, those maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value. Investments in money market funds are valued at net asset value.

FOREIGN CURRENCY TRANSLATIONS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

ILLIQUID SECURITIES
At Sept. 30, 2009, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. The aggregate value of such securities at Sept. 30, 2009 was $47,226,353 representing 2.28% of net assets. Certain illiquid securities may be valued, in good faith, by management at fair value according to procedures approved by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income (which includes net short-term capital gains) to shareholders. No provision for income or excise taxes is thus required.

Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

3. INVESTMENTS IN DERIVATIVES

The Fund may invest in certain derivative instruments, which are transactions whose values depend on or are derived from (in whole or in part) the value of one or more other assets, such as securities, currencies, commodities or indices. Such derivative instruments may be used to maintain cash reserves while maintaining exposure to certain other assets, to offset anticipated declines in values of investments, to facilitate trading, to reduce transaction costs, and to pursue higher investment returns. The Fund may also use derivative instruments to mitigate certain investment risks, such as foreign currency exchange rate risk, interest rate risk, and credit risk.


--------------------------------------------------------------------------------
44  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

FORWARD FOREIGN CURRENCY CONTRACTS
The Fund may enter into forward foreign currency contracts in connection with settling purchases or sales of securities, to hedge the currency exposure associated with some or all of the Fund's securities or as part of its investment strategy. A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of a forward foreign currency contract fluctuates with changes in foreign currency exchange rates. Forward foreign currency contracts are marked to market daily based upon foreign currency exchange rates from an independent pricing service and the change in value is recorded as unrealized appreciation or depreciation. The Fund will record a realized gain or loss when the forward foreign currency contract is closed.

The risks of forward foreign currency contracts include movement in the values of the foreign currencies relative to the U.S. dollar (or other foreign currencies) and the possibility that the counterparty will not complete its contractual obligation, which may be in excess of the amount reflected in the Statement of Assets and Liabilities. At Sept. 30, 2009 and for the year then ended, the Fund had no outstanding forward foreign currency contracts.

4. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is an annual fee that is equal to a percentage of the Fund's average daily net assets that declines from 0.70% to 0.475% as the Fund's net assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Mid-Cap Value Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $2,112,990 for the year ended Sept. 30, 2009. The management fee for the year ended Sept. 30, 2009 was 0.57% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial an annual fee for administration and accounting services equal to a percentage of the Fund's average daily net assets that declines from 0.06% to

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  45

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

0.03% as the Fund's net assets increase. The fee for the year ended Sept. 30, 2009 was 0.05% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended Sept. 30, 2009, other expenses paid to this company were $12,867.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), the board members who are not "interested persons" of the Fund under the 1940 Act may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other funds in the RiverSource Family of Funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the funds until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains Fund shareholder accounts and records and provides Fund shareholder services. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Transfer Agent also charges an annual fee of $3 per account serviced directly by the Fund or its designated agent for Class A, Class B and Class C shares. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares. The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for the 12 month period from the date the account becomes inactive. These fees are included in the transfer agency fees in the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Fund Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement

--------------------------------------------------------------------------------
46  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, of the 1.00% fee, up to 0.75% is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed (unreimbursed expense) was approximately $4,796,000 and $263,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of July 31, 2009, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges, including front-end and CDSCs, received by the Distributor for distributing Fund shares were $838,520 for Class A, $83,898 for Class B and $31,754 for Class C for the year ended Sept. 30, 2009.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended Sept. 30, 2009, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class R2............................................  1.47%
Class R3............................................  1.22
Class R4............................................  0.97


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2..........................................  $    2
Class R3..........................................       2
Class R4..........................................   3,157


Under an agreement which was effective until Sept. 30, 2009, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the class average daily net assets:

Class R4............................................  1.11%


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  47

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

    traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

BANK FEE CREDITS
During the year ended Sept. 30, 2009, the Fund's transfer agency fees were reduced by $320 as a result of bank fee credits from overnight cash balances.

CUSTODIAN FEES
Effective Dec. 15, 2008, the Fund pays custodian fees to JPMorgan Chase Bank, N.A. For the period from Oct. 1, 2008 to Dec. 15, 2008, the Fund paid custodian fees amounting to $95,043 to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

5. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $747,461,227 and $824,690,014, respectively, for the year ended Sept. 30, 2009. Realized gains and losses are determined on an identified cost basis.

6. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

YEAR ENDED SEPT. 30,                          2009          2008
-------------------------------------------------------------------
CLASS A
Sold                                        57,717,442   95,222,431
Converted from Class B shares*               2,808,129    3,313,119
Reinvested distributions                    24,613,079   11,596,902
Redeemed                                  (109,618,118) (65,476,477)
-------------------------------------------------------------------
Net increase (decrease)                    (24,479,468)  44,655,975
-------------------------------------------------------------------

CLASS B
Sold                                         1,895,765    3,356,312
Reinvested distributions                     2,202,834    1,598,592
Converted to Class A shares*                (2,924,028)  (3,426,165)
Redeemed                                    (7,332,521)  (8,812,523)
-------------------------------------------------------------------
Net increase (decrease)                     (6,157,950)  (7,283,784)
-------------------------------------------------------------------

CLASS C
Sold                                         1,577,723    4,782,457
Reinvested distributions                       581,214      246,240
Redeemed                                    (2,902,391)  (1,444,138)
-------------------------------------------------------------------
Net increase (decrease)                       (743,454)   3,584,559

-------------------------------------------------------------------


--------------------------------------------------------------------------------
48  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

YEAR ENDED SEPT. 30,                          2009          2008
-------------------------------------------------------------------
CLASS I
Sold                                         5,786,745      488,560
Reinvested distributions                       281,134      180,631
Redeemed                                    (1,136,665)  (1,372,871)
-------------------------------------------------------------------
Net increase (decrease)                      4,931,214     (703,680)
-------------------------------------------------------------------

CLASS R2
Sold                                         1,401,088    1,610,539
Reinvested distributions                       204,788        5,492
Redeemed                                      (481,654)    (176,050)
-------------------------------------------------------------------
Net increase (decrease)                      1,124,222    1,439,981
-------------------------------------------------------------------

CLASS R3
Sold                                         5,612,562    5,210,957
Reinvested distributions                       573,890       25,734
Redeemed                                    (2,921,178)  (1,041,855)
-------------------------------------------------------------------
Net increase (decrease)                      3,265,274    4,194,836
-------------------------------------------------------------------

CLASS R4
Sold                                        23,622,224   27,762,464
Reinvested distributions                     4,514,888    1,060,073
Redeemed                                   (11,227,293)  (6,573,011)
-------------------------------------------------------------------
Net increase (decrease)                     16,909,819   22,249,526
-------------------------------------------------------------------

CLASS R5
Sold                                        17,594,046    9,952,711
Reinvested distributions                     1,362,623        6,883
Redeemed                                    (6,510,436)    (940,300)
-------------------------------------------------------------------
Net increase (decrease)                     12,446,233    9,019,294
-------------------------------------------------------------------


* Automatic conversion of Class B shares to Class A shares based on the original purchase date.

    Certain line items from the prior year have been renamed to conform to the current year presentation.

7. LENDING OF PORTFOLIO SECURITIES

Effective Dec. 1, 2008, the Fund has entered into a Master Securities Lending Agreement (the Agreement) with JPMorgan Chase Bank, National Association (JPMorgan). The Agreement authorizes JPMorgan as lending agent to lend securities to authorized borrowers in order to generate additional income on behalf of the Fund. Pursuant to the Agreement, the securities loaned are secured by cash or U.S. government securities equal to at least 100% of the market value of the loaned securities. Any additional collateral required to maintain those levels due to market fluctuations of the loaned securities is delivered the following business day. Cash collateral received is invested by the lending agent on behalf of the Fund into authorized investments pursuant to the Agreement.

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  49

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


The investments made with the cash collateral are listed in the Portfolio of Investments. The values of such investments and any uninvested cash collateral balance are disclosed in the Statement of Assets and Liabilities along with the related obligation to return the collateral upon the return of the securities loaned. At Sept. 30, 2009, securities valued at $515,287,645 were on loan, secured by cash collateral of $534,488,133 invested in short-term securities or in cash equivalents.

Risks of delay in recovery of securities or even loss of rights in the securities may occur should the borrower of the securities fail financially. Risks may also arise to the extent that the value of the securities loaned increases above the value of the collateral received. JPMorgan will indemnify the Fund from losses resulting from a borrower's failure to return a loaned security when due. Such indemnification does not extend to losses associated with declines in the value of cash collateral investments. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

Pursuant to the Agreement, the Fund receives income for lending its securities either in the form of fees or by earning interest on invested cash collateral, net of negotiated rebates paid to borrowers and fees paid to the lending agent for services provided and any other securities lending expenses. Net income of $1,772,189 earned from securities lending from Dec. 1, 2008 through Sept. 30, 2009 is included in the Statement of Operations. The Fund also continues to earn interest and dividends on the securities loaned.

Prior to Dec. 1, 2008, the Investment Manager served as securities lending agent for the Fund under the Securities Lending Agency Agreement pursuant to which the Fund agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program. Expenses paid to the Investment Manager as securities lending agent were $3,058 through Nov. 30, 2008 and are included in other expenses in the Statement of Operations. Cash collateral received on loaned securities had been invested in an affiliated money market fund. Income of $7,145 earned from securities lending from Oct. 1, 2008 through Nov. 30, 2008 is included in the Statement of Operations.

8. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the funds in the RiverSource Family of Funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of RiverSource Short-Term Cash Fund aggregated $442,203,261 and $525,429,895, respectively, for the year ended Sept. 30, 2009. The income

--------------------------------------------------------------------------------
50  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found in the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Sept. 30, 2009, can be found in the Portfolio of Investments.

9. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the Administrative Agent), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 15, 2009, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permits collective borrowings up to $300 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $200 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $500 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the sum of the federal funds rate plus (A) 1.25% per annum plus (B) if one-month LIBOR exceeds the federal funds rate, the amount of such excess. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.10% per annum, in addition to an upfront fee equal to its pro rata share of 0.04% of the amount of the credit facility. Prior to Oct. 15, 2009, the credit facility agreement, which was a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permitted collective borrowings up to $475 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended Sept. 30, 2009.

10. FEDERAL TAX INFORMATION

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of foreign currency transactions, passive foreign investment company (PFIC) holdings, re-characterization of real estate investment trust (REIT) distributions, investments in partnerships, post-October losses and losses deferred due to wash sales. The

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  51

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

In the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $960,741 and accumulated net realized loss has been decreased by $960,741.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED SEPT. 30,                         2009          2008
-------------------------------------------------------------------
Ordinary income                          $  9,698,076  $ 32,394,532
Long-term capital gain                    151,868,797   103,423,656


At Aug. 31, 2009, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.................  $  27,235,971
Undistributed accumulated long-term gain......  $          --
Accumulated realized loss.....................  $(566,727,070)
Unrealized appreciation (depreciation)........  $ (96,892,478)


For federal income tax purposes, the Fund had a capital loss carry-over of $47,902,744 at Sept. 30, 2009 that if not offset by capital gains will expire in 2017.

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2008 and its fiscal year end (post-October loss) as occurring on the first day of the following tax year. At Sept. 30, 2009, the Fund had a post-October loss of $518,824,326 that is treated for income tax purposes as occurring on Oct. 1, 2009.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires. There is no assurance that the Fund will be able to utilize all of its capital loss carry-over before it expires.

11. SUBSEQUENT EVENTS

Management has evaluated Fund related events and transactions that occurred during the period from the date of the Statement of Assets and Liabilities through Nov. 20, 2009, the date of issuance of the Fund's financial statements. There

--------------------------------------------------------------------------------
52  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


were no events or transactions that occurred during the period that materially impacted the amounts or disclosures in the Fund's financial statements.

12. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc. was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings. On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme Court, asking the U.S. Supreme Court to stay the District Court proceedings while the U.S. Supreme Court considers and rules in a case captioned Jones v. Harris Associates, which involves issues of law similar to those presented in the Gallus case.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  53

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co. Incorporated (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG).

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman was and had been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG. In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.


--------------------------------------------------------------------------------
54  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE MID CAP VALUE FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Mid Cap Value Fund (the Fund) (one of the portfolios constituting the RiverSource Investment Series, Inc.) as of September 30, 2009, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through September 30, 2006, were audited by other auditors whose report dated November 20, 2006, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2009, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
56  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Mid Cap Value Fund of the RiverSource Investment Series, Inc. at September 30, 2009, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
November 20, 2009


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  57

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended Sept. 30, 2009

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
    Qualified Dividend Income for individuals....................       100%
    Dividends Received Deduction for corporations................       100%
    U.S. Government Obligations..................................      0.00%
CAPITAL GAIN DISTRIBUTION - the Fund designates $151,868,797 to be taxed as long-term capital gain.


The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
58  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource Family of Funds that each Board member oversees consists of 132 funds, which includes 100 RiverSource funds and 32 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Family of Funds, 1999-2006; former    None
901 S. Marquette Ave.      1999                  Governor of Minnesota
Minneapolis, MN 55402
Age 75
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley University
Age 58
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 70                     2002

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  59

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (financial services), 1986-1997
Age 66
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 57
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C. since 1987; Vice           Digital Ally, Inc.
901 S. Marquette Ave.      2008                  President and General Counsel, Automotive Legal          (digital imaging);
Minneapolis, MN 55402                            Affairs, Chrysler Corporation, 1990-1997                 Infinity, Inc. (oil
Age 68                                                                                                    and gas exploration
                                                                                                          and production); OGE
                                                                                                          Energy Corp. (energy
                                                                                                          and energy services)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceuticals,
Minneapolis, MN 55402                            Biotech                                                  Inc.
Age 65                                                                                                    (biotechnology);
                                                                                                          Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
60  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. since 2005;
Financial Center           Vice President since  President, Chairman of the Board and Chief Investment
Minneapolis, MN 55474      2002                  Officer, RiverSource Investments, LLC since 2001;
Age 49                                           Director, President and Chief Executive Officer,
                                                 Ameriprise Certificate Company since 2006; Chairman of
                                                 the Board and Chief Executive Officer, RiverSource
                                                 Distributors, Inc. since 2006 and of RiverSource Fund
                                                 Distributors, Inc. since 2008; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc., 2001-2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments or Ameriprise Financial.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; or visiting riversource.com/funds.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           and Director and Vice President -- Asset Management,
Minneapolis, MN 55474                            Products and Marketing, RiverSource Distributors, Inc.
Age 43                                           since 2006 and of RiverSource Fund Distributors, Inc.
                                                 since 2008; Managing Director and Global Head of
                                                 Product, Morgan Stanley Investment Management, 2004-
                                                 2006; President, Touchstone Investments, 2002-2004

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  61

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 45                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Chief Administrative Officer, RiverSource Investments,
5228 Ameriprise Financial  2006                  LLC since 2009; Vice President -- Asset Management and
Center Minneapolis, MN                           Trust Company Services, RiverSource Investments, LLC,
55474                                            2006-2009; Vice President -- Operations and Compliance,
Age 44                                           RiverSource Investments, LLC, 2004-2006; Director of
                                                 Product Development -- Mutual Funds, Ameriprise
                                                 Financial, Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006 and of
Minneapolis, MN 55474                            RiverSource Fund Distributors, Inc. since 2008
Age 54
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 50                                           since 2006; Chief Counsel, RiverSource Fund
                                                 Distributors, Inc. since 2008; Vice President, General
                                                 Counsel and Secretary, Ameriprise Certificate Company
                                                 since 2005; Vice President -- Asset Management
                                                 Compliance, Ameriprise Financial, Inc., 2004-2005;
                                                 Senior Vice President and Chief Compliance Officer,
                                                 USBancorp Asset Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Eleanor T.M. Hoagland      Chief Compliance      Chief Compliance Officer, RiverSource Investments, LLC,
100 Park Avenue            Officer since 2009    Kenwood Capital Management LLC, Ameriprise Certificate
New York, NY 10010                               Company and RiverSource Service Corporation since 2009;
Age 58                                           Chief Compliance Officer for each of the Seligman funds
                                                 since 2004; Anti-Money Laundering Prevention Officer
                                                 and Identity Theft Prevention Officer for each of the
                                                 Seligman funds since 2008; Managing Director, J. & W.
                                                 Seligman & Co. Incorporated and Vice-President for each
                                                 of the Seligman funds, 2004-2008
--------------------------------------------------------------------------------------------------------

Neysa M. Alecu             Money Laundering      Vice President -- Compliance, Ameriprise Financial,
2934 Ameriprise Financial  Prevention Officer    Inc. since 2008; Anti-Money Laundering Officer,
Center                     since 2004            Ameriprise Financial, Inc. since 2004; Compliance
Minneapolis, MN 55474                            Director, Ameriprise Financial, Inc., 2004-2008
Age 45
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
62  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement"), RiverSource Investments provides investment advice and other services to the Fund and all funds in the RiverSource Family of Funds (collectively, the "Funds").

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2009, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the IMS Agreement. At the April 7-8, 2009 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource Investments: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, most notably, the large investment made in the acquisition of J. & W. Seligman & Co. Incorporated, including its portfolio management operations, personnel and infrastructure (including the addition of two new offices in New York City and Palo Alto). Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each entity's ability to carry out its responsibilities under the IMS

--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  63

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------


Agreement. Further, the Board considered RiverSource Investments' ability to retain key personnel and its expectations in this regard. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods, recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2007 to December 2008. The Board observed that the Fund's investment performance reflected the interrelationship of exceptionally challenging market conditions with the investment strategies employed by the portfolio management team. Further, the Board noted that appropriate measures have been taken to restructure the portfolio management team, with increased emphasis on a collaborative team management approach.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability. They also reviewed information in the report comparing the fees charged to the Fund by RiverSource Investments to fees


--------------------------------------------------------------------------------
64  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


charged to other client accounts (with similar investment strategies to those of the Fund).

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund (excluding the effect of a performance incentive adjustment, if applicable), with few exceptions, is at or below the median expense ratio of funds in the same comparison group). Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was below the peer group's median expense ratio shown in the reports. The Board also considered the Fund's performance incentive adjustment and noted its continued appropriateness.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 8, 2009, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement for an additional annual period.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT  65

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
66  RIVERSOURCE MID CAP VALUE FUND -- 2009 ANNUAL REPORT

NOTES --------------------------------------------------------------------------




--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

RIVERSOURCE MID CAP VALUE FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Fund Distributors, Inc., Member
                                FINRA, and managed by RiverSource Investments, LLC.
                                RiverSource is part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C)2009 RiverSource Investments, LLC.                             S-6241 L (11/09)